Exhibit 16.01

June 14, 2023

Securities and Exchange Commission

100 F Street, N.W. Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Omnitek Engineering Corp. relating to the event described under Item 4.01 of

Form 8-K dated June 14, 2023, and we agree with such statements as they pertain to our firm.

Respectfully,

Sadler, Gibb & Associates, LLC Draper, UT

S|G Phone: 801-783-2950 | Fax: 801-783-2960 | 344 West 13800 South, Suite 250, Draper, UT 84020 | sadlergibb.com